Exhibit 10.1

FORM OF NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (“Agreement”) dated December ___, 2023, by and among the entities listed on Exhibit A (collectively, the “Holder”), QT Imaging, Inc., a Delaware corporation (“QT Imaging”), and GigCapital5, Inc., a Delaware corporation (the “Company”).

RECITALS:

A. The Company and QT Imaging are the parties to the Business Combination Agreement dated December 8, 2022, as amended (the “BCA”), pursuant to which QTI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, will merge with and into QT Imaging (the “Merger”), with QT Imaging as the surviving company in the Merger (the “Surviving Corporation”), and after giving effect to the Merger, the Surviving Corporation will be a wholly owned subsidiary of the Company, which will be renamed as QT Imaging Holdings, Inc.

B. The Company will hold a special meeting of its stockholders (the “Meeting”) on December 28, 2023 to consider and act upon, among other things, a proposal (the “Extension Proposal”) to extend the time the Company has to consummate an initial business combination (“Business Combination”) from December 31, 2023 to March 31, 2023 (the “Extension”).

C. The Holder is willing not to request redemption in connection with the Extension, or to reverse any previously submitted redemption demand, of certain shares of the common stock, par value $0.0001 per share, of the Company (the “GigCapital5 Common Stock”) issued in the Company’s initial public offering held by such Holder upon the terms set forth herein.

IT IS AGREED:

1. Non-Redemption. The Holder hereby agrees either not to request redemption in connection with the Extension or to reverse any previously submitted redemption demand in connection with the Extension with respect to the aggregate number of shares of GigCapital5 Common Stock set forth on Exhibit A hereto (“Non-Redeemed GigCapital5 Shares”) it holds; provided that in no event will Holder be required to hold a number of shares of GigCapital5 Common Stock representing in excess of 9.9% of the total number of shares of GigCapital5 Common Stock outstanding following the effectuation of the Extension Proposal. The Non-Redeemed GigCapital5 Shares held by the Holder shall not be subject to any transfer restrictions other than with respect to this Section 1, and the Holder shall have no obligation to hold any shares of GigCapital5 Common Stock following the date of the Meeting. Nothing in this Agreement is intended to restrict or prohibit the Holder’s ability to redeem any shares of GigCapital5 Common Stock other than the Non-Redeemed GigCapital5 Shares. The Company shall provide the Holder with the final number of the GigCapital5 Common Stock immediately following completion of the Extension no later than 9:00 AM Eastern Time on the date of the Meeting (or such earlier time as necessary to allow Holder the reasonable opportunity to reverse any previously submitted redemption demand in connection with the Extension).

2. Issuance of QTI Shares.

(a) In consideration of the agreement set forth in Section 1 hereof, immediately prior to, and substantially concurrently with, the closing of a Business Combination (“Closing”), QT Imaging shall issue (the “Share Issuance”) to the Holder that number of shares of common stock of QT Imaging (the “QTI Shares”) equal to the result of: (i)(A) the number of months, rounded up to a whole number, having occurred since December 31, 2023 multiplied by (B) 0.02, such that at the Closing, the Holder will receive that consideration provided for in the BCA that a holder of QTI Shares is entitled to receive pursuant to the BCA, including that number of shares of GigCapital5 Common Stock equal to (A) the number of months rounded up to a whole number, having occurred since December 31, 2023 multiplied by (B) 0.02 (the “Merger Consideration GigCapital5 Shares”). The QTI Shares shall be issued directly to the Holder in book-entry form on the books and records of QTI Imaging, and the Merger Consideration GigCapital5 Shares into which the QTI Shares convert at the Closing shall be issued directly to the Holder in book-entry form on the books and records of the Company’s transfer agent in accordance with the terms of the BCA.

(b) The Holder shall not be required to forfeit, transfer or refrain from transferring any Merger Consideration GigCapital5 Shares received by it pursuant to Section 2(a). QT Imaging and the Company acknowledge and agree that any QTI Shares received by the Holder in the Share Issuance, or Merger Consideration GigCapital5 Shares into which such QTI Shares shall convert at the Closing, shall not be changed as a result of or subject to any earn-outs, forfeitures, transfers, restrictions, amendments or other arrangements agreed to by QT Imaging with respect to its other QTI Shares or by GigCapital5 with respect to its other shares of GigCapital5 Common Stock.

3. Representations of the Holder. The Holder hereby represents and warrants to QT Imaging and the Company that:

(a) The Holder, in making the decision to receive the QTI Shares from QT Imaging pursuant to this Agreement, has not relied upon any oral or written representations or assurances from QT Imaging or the Company or any of QT Imaging’s or the Company’s officers, directors, partners or employees or any other representatives or agents. The Holder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the QTI Shares or the Merger Consideration GigCapital5 Shares into which such QTI Shares convert.

(b) This Agreement has been validly authorized, executed and delivered by the Holder and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable against the Holder in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Holder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Holder is a party which would prevent the Holder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Holder is subject.

(c) The Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Holder’s own legal counsel and investment and tax advisors.

(d) The Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the issuance of QTI Shares contemplated hereby will be made in reliance on, among other things, a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(e) The Holder is acquiring the QTI Shares solely for investment purposes, for such Holder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Holder has no present arrangement to sell the QTI Shares to be received hereunder to or through any person or entity except as may be permitted hereunder.

(f) The Holder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the QTI Shares. The Holder is aware that an investment in the QTI Shares is highly speculative and subject to substantial risks. The Holder is cognizant of and understands the risks related to the acquisition of the QTI Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. The Holder is able to bear the economic risk of its investment in the Holder for an indefinite period of time and able to sustain a complete loss of such investment.

(g) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Holder in connection with the acquisition of the QTI Shares nor is the Holder entitled to or will accept any such fee or commission.

(h) The Holder understands that the QTI Shares will be issued to the Holder in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth in this Agreement in order to determine the applicability of such provisions.

4. QT Imaging Representations. QT Imaging hereby represents and warrants to the Holder that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by QT Imaging does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which QT Imaging is a party which would prevent QT Imaging from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which QT Imaging is subject.

(b) QTI Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be (i) duly authorized, validly issued, fully paid and nonassessable and (ii) free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws.

(c) QT Imaging has not disclosed to the Holder material non-public information with respect to the Company.

(d) There is no action pending against QT Imaging or, to QT Imaging’s knowledge, threatened against QT Imaging, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by QT Imaging of its obligations under this Agreement.

(e) QT Imaging has not offered the QTI Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

5. Company Representations. The Company hereby represents and warrants to the Holder that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

(b) The Company has filed a registration statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), and that the Closing will not occur until the SEC has declared the Registration Statement. The Merger Consideration GigCapital5 Shares into which the QTI Shares will be converted at the Closing will be issued by the Company pursuant to the Registration Statement.

(c) The Company has not disclosed to the Holder material non-public information with respect to the Company.

(d) There is no action pending against the Company or, to the Company’s knowledge, threatened against the Company, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by the Company of its obligations under this Agreement.

6. Disclosure; Exchange Act Filings. As soon as practicable but in no event later than one business day after execution of this Agreement, the Company will file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. QT Imaging and the Company agree that the name of the Holder shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

7. Trust Account. Until the earlier of (a) the consummation of the Business Combination; (b) the liquidation of the trust account established for the benefit of the Company’s public stockholders in connection with the Company’s initial public offering (the “Trust Account”); and (c) December 31, 2023, or such later time as the stockholders of the Company may approve, the Company will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. In order to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, the Company further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of shares of the GigCapital5 Common Stock, including in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date.

8. Entire Agreement: Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, including the conflicts of law provisions and interpretations thereof.

10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

11. Termination. This Agreement shall become null and void and of no force and effect upon the earliest to occur of: (a) the date of the Meeting, if any of the Non-Redeemed GigCapital5 Shares held by the Holder are actually redeemed in connection with the Meeting, other than as provided for in Section 1; (b) the mutual written consent of the parties hereto; and (c) the effectuation of the Extension and the delivery of the QTI Shares to the Holder. Notwithstanding any provision in this Agreement to the contrary, QT Imaging’s obligation to issue the QTI Shares to the Holder shall only take place immediately prior to, and substantially concurrently with, the Closing.

12. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by another party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

13. Acknowledgement; Waiver. Holder (i) acknowledges that QT Imaging or the Company may possess or have access to material non-public information which has not been communicated to the Holder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against QT Imaging, the Company or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10b-5 promulgated under the Exchange Act; and (iii) is aware that QT Imaging and the Company are relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

14. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof.

15. Most Favored Nation. In the event QT Imaging or the Company enters one or more other non-redemption agreements in connection with the Extension (“Other Agreements”) before or after the execution of this Agreement, QT Imaging and the Company represent that the terms of such Other Agreements will not be materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Holder. To avoid doubt, the Company and QT Imaging acknowledge and agree that a ratio of Non-Redeemed GigCapital5 Shares to QTI Shares issuable in the Share Issuance in any such Other Agreement in connection with the Extension that is more favorable to such other investors thereunder than such ratio in this Agreement is to the Holder would be materially more favorable to such other investors. In the event that another third party is afforded any such more favorable terms than the Holder, QT Imaging and the Company shall promptly inform the Holder of such more favorable terms in writing, and the Holder shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

QT IMAGING, INC., a Delaware corporation

By:
Name:	Dr. John Klock
Title:	Chief Executive Officer

GIGCAPITAL5, INC., a Delaware corporation

By:
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer

[HOLDER]

By:
Name:
Title:

Signature Page to Non-Redemption Agreement

EXHIBIT A

Account	EIN	Address	Merger Consideration GigCapital5 Shares into which QTI Shares to be issued in the Share Issuance will convert		Number of Non- Redeemed GigCapital5 Shares
			[	•]	[	•]
Total			[	•]	[	•]